                                                                   EXHIBIT 23.2

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to inclusion in this Registration Statement of our report dated February 6, 1996 (except with respect to the matters discussed in Notes 10 and 11.A., as to which the dates are February 20, 1996 and February 8, 1996, respectively) included in this Registration Statement on Form S-3 and to all references to our Firm included in this Registration Statement.

                                          Arthur Andersen LLP

Rochester, New York,

 March 29, 1996